SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

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Technical Olympic USA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TECHNICAL OLYMPIC USA, INC.

4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021

To Our Stockholders:

      We cordially invite you to attend the 2003 Annual Meeting of Stockholders to be held on Thursday, May 8, 2003, at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316. The meeting will start promptly at 12:00 p.m.

      The attached Notice of Annual Meeting and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Our directors and officers, as well as a representative of Ernst & Young LLP, our independent certified public accountants, will be present at the Annual Meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

      It is important that your shares be represented and voted at the meeting. Therefore, we urge you to complete, sign, date, and return the enclosed proxy card in the envelope according to the instructions on the proxy card. If you attend the meeting, you may vote your shares personally, even though you have previously designated a proxy. The items to be considered at the meeting include the election of directors and transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

      We sincerely hope you will be able to attend and participate in our 2003 Annual Meeting of Stockholders. We welcome the opportunity to meet with you and give you a firsthand report on the progress of your company.

On behalf of
Technical Olympic USA, Inc.’s
Board of Directors,

CONSTANTINE STENGOS
Chairman

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
PROPOSAL FOR ELECTION OF DIRECTORS
MEETINGS AND COMMITTEES, COMPENSATION, MANAGEMENT
AUDIT COMMITTEE REPORT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Equity Compensation Plan Information
COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
GENERAL INFORMATION
Form 10-K

TECHNICAL OLYMPIC USA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2003

To Our Stockholders:

      We will hold our Annual Meeting of Stockholders on Thursday, May 8, 2003 at 12:00 p.m. Our meeting will be held at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316. If you owned common stock at the close of business on April 9, 2003, you may vote at this meeting or any adjournments or postponements thereof.

      At the meeting, we plan to:

1. elect nine directors for a term of one year and, in each case, until his successor is duly elected and qualified; and

2. transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      The Board of Directors is not aware of any other proposals for the May 8, 2003 meeting.

      It is important that your common stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by signing, dating, and returning the enclosed proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

TECHNICAL OLYMPIC USA, INC.

MICHELE J. BIANCO
Secretary

Hollywood, Florida

April 11, 2003

YOUR VOTE IS IMPORTANT.

PLEASE COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND IN PERSON.

TECHNICAL OLYMPIC USA, INC.

4000 Hollywood Boulevard, Suite 500 N
Hollywood, Florida 33021

PROXY STATEMENT

Information about the Meeting

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Technical Olympic USA, Inc. (“TOUSA” or the “Company”) for our Annual Meeting of Stockholders to be held on Thursday, May 8, 2003 at 12:00 p.m. Our Annual Meeting will be held at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316. This proxy statement and the accompanying proxy are first being mailed to stockholders on or about April 11, 2003.

Voting Instructions

      Who May Vote

      You may vote your common stock if our records show you owned your shares at the close of business on the record date, which is April 9, 2003. On the record date, there were 27,889,036 shares of our common stock outstanding, with a par value of $.01 per share. Holders of our common stock are entitled to one vote per share held as of the record date.

      How You May Vote

      You may vote: (a) in person by attending the meeting or (b) by mail by completing, signing, dating, and returning the enclosed proxy card. If you hold your shares through a broker, bank, or other nominee, you will receive separate instructions from the nominee describing how to vote your shares.

      Proxies duly executed and received in time for the meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1. FOR the election as directors of the nominees named herein, each to serve for a term of one year and, in each case, until his successor is duly elected and qualified; and

2. In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment or postponement thereof.

      How You May Revoke or Change Your Vote

      Proxies may be revoked at any time prior to the meeting in the following ways:

•	by giving written notice of revocation to our Secretary;

•	by giving a later dated proxy; or

•	by attending the meeting and voting in person.

      If providing revocation by written notice to our Secretary, no such revocation shall be effective however, until received by us at or prior to the meeting.

      Voting Procedures

      All record holders of issued and outstanding shares of our common stock are entitled to vote. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners.

Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal, are referred to as “broker non-votes.”

      Quorum

      Under Delaware law and our Bylaws, the presence, in person or by proxy, of stockholders entitled to cast a majority of all votes entitled to be cast on the matter at the annual meeting constitutes a quorum. Abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the annual meeting. In the event there are not sufficient votes for a quorum to approve or ratify any proposal at the time of the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies.

PROPOSAL FOR ELECTION OF DIRECTORS

General

      Pursuant to our Bylaws, our Board of Directors may have up to 15 members. Currently, we have ten members on our Board of Directors and each director is elected for a one-year term. Our Special Committee has nominated nine of our directors for re-election to the Board of Directors at the Annual Meeting to hold office until the next Annual Meeting and the election of their successor.

      Each of the nominees has consented to be named in this proxy statement and to serve as a member of our Board of Directors, if elected. In the event that any nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors. Our management has no reason to believe that any nominee will not serve if elected.

Recommendation of the Board of Directors

      We recommend that you vote your shares to elect the following nominees. If you sign, date, and return the enclosed proxy, your shares will be voted for the election of the nine nominees recommended by the Board of Directors, unless you mark the proxy in such a manner as to withhold authority to vote. Please see the Voting Instructions on page 1 of this proxy statement for instructions on how to cast your vote.

Nominees

      Nominees to Serve for a One-Year Term Expiring in 2004

      Below is a short biography of the business experience of the directors nominated for election. The age indicated and other information in each nominee’s biography is as of April 9, 2003.

      Constantine Stengos, 67, has been the Chairman of the Board of our company since December 15, 1999. Mr. Stengos has also served as director and President of Technical Olympic, Inc. (“TOI”) and as director of Technical Olympic (UK) PLC, since November 1999. TOI is a wholly-owned subsidiary of Technical Olympic (UK) PLC, which in turn is a wholly-owned subsidiary of Technical Olympic S.A. Mr. Stengos formed Technical Olympic S.A. in 1965 and has continued to serve as its President and Managing Director. Mr. Stengos owns more than 5% of the outstanding equity of Technical Olympic S.A., which is publicly traded on the Athens Stock Exchange. TOI, Technical Olympic (UK) PLC, and Technical Olympic S.A. are all our affiliates.

      Antonio B. Mon, 57, became a director of our company, and our Executive Vice Chairman, Chief Executive Officer, and President, on June 25, 2002. From October 2001 to June 2002, Mr. Mon served as the Chief Executive Officer of TOI. From May 2001 to October 2001, Mr. Mon was a consultant to TOI. From 1997 to 2001, Mr. Mon was the Chairman of Maywood Investment Company, LLC, a private firm engaged in private equity investments and general consulting. In 1991, Mr. Mon co-founded Pacific Greystone Corporation, a west coast homebuilder that merged with Lennar Corporation in 1997, and served as its Vice Chairman from 1991 to 1997. Prior to 1991, Mr. Mon worked in various positions for The Ryland Group, Inc. (a national homebuilder), M.J. Brock Corporation (a California homebuilder), and Cigna Corporation (a financial services corporation).

      Yannis Delikanakis, 35, has been a director of our company since 1999 and became our Executive Vice President on January 1, 2003. He has also served as a director and Vice President of TOI since 1999. Mr. Delikanakis has been the General Manager — Real Estate of Technical Olympic S.A. since 1999. Mr. Delikanakis was a director and the manager of the Real Estate Development and Project Management Departments of Lambert Smith Hampton S.A. from 1994 to 1999.

      Lonnie M. Fedrick, 58, has been a director of our company since 1997 and served as our President and Chief Executive Officer from 1997 until June 25, 2002. Mr. Fedrick was President and Chief

Executive Officer of Newmark Home Corporation since 1994 and was its Executive Vice President from 1984 to 1994.

      William A. Hasler, 61, has been a director of our company since 1998. Mr. Hasler has served as Vice Chair and Co-Chief Executive Officer of Aphton Corporation, a biotechnology products company, since July 1998. From August 1991 to July 1998, Mr. Hasler served as Dean of the Haas School of Business at the University of California at Berkeley. Prior to that, he was both Vice Chairman and a director of KPMG LLP, a professional services firm. Mr. Hasler also serves on the boards of Mission West, Elevon, DiTech Communications, Schwab Funds, and DMC Stratex, and is Chairman of the Board of Solectron Corp. Mr. Hasler is a trustee of Pomona College. He is a certified public accountant.

      Larry D. Horner, 69, has been a director of our company since 1997. Mr. Horner served as Chairman of Pacific USA Holdings Corp. from 1994 to 2001 and was Chairman of the Board of Asia Pacific Wire & Cable Corporation Limited, a manufacturer of copper wire and cable and fiber optic wire products, with operations in Southeast Asia, which was publicly traded on the New York Stock Exchange until 2001. He is also a director of ConocoPhillips, Atlantis Plastics, Inc., UT Starcom, Inc., Novitron International, Inc., and New River Pharmaceuticals, Inc. Mr. Horner was formerly associated with KPMG LLP, a professional services firm, for 35 years, retiring as Chairman and Chief Executive Officer of both the U.S. and International firms in 1991. He is a certified public accountant.

      Michael J. Poulos, 72, has been a director of our company since 2000. Mr. Poulos also serves as an advisory director of Greystone Capital Partners I, LP and a trustee of Century Shares Trust. Mr. Poulos had been Chairman, President, and Chief Executive Officer of Western National Corporation from 1993 until 1998 when he retired. Mr. Poulos worked for American General Corporation, from 1970 to 1993, and served as its Vice Chairman from 1991 to 1993.

      Andreas Stengos, 40, has been a director of our company since 1999, has served as a director and Treasurer of TOI since 1999, and has been a director of Technical Olympic (UK) PLC since 1997. Mr. Stengos has also been a director of Technical Olympic S.A. since 1989, and has served as its General Manager since 1995.

      George Stengos, 36, has been a director of our company since 1999, has served as a director of TOI since November 1999, and has been a director of Technical Olympic (UK) PLC since 1999. Mr. Stengos was the Executive Vice President from 1993 through 2001 and, since 2001, has been the President and Chairman of the Board of Mochlos S.A., a subsidiary of Technical Olympic S.A.

        Director Whose Term Expires in 2003

      Michael S. Stevens, 53, has been a director of our company since 2000. Mr. Stevens has been the Chairman and owner of Michael Stevens Interests, Inc., a real estate development company, since 1981, as well as the owner and director of various affiliated companies. Mr. Stevens serves on the board of directors of the Greater Houston Partnership, the Memorial Hermann Foundation, the Houston Convention Center, and the Texas Exile Foundation.

Vote Required

      The affirmative vote of a plurality of the votes cast by holders of outstanding shares of our common stock is required for the approval of the election of the directors. You may vote in favor of all the nominees or you may withhold your vote from any or all nominees. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Broker non-votes, if any, and abstentions will have no effect on the election of the directors.

MEETINGS AND COMMITTEES, COMPENSATION, MANAGEMENT

Meetings and Committees

      In the 2002 fiscal year, the Board of Directors held two regularly scheduled meetings and one special meeting. Each director, except for Mr. Andreas Stengos, attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. For the fiscal year 2002, our Board of Directors had five standing committees: the Audit Committee, the Compensation Committee, the Special Benefits Committee, the Special Committee, and the Board Executive Committee, each briefly described below.

      Audit Committee. The Audit Committee consisted of Messrs. Hasler, Poulos, and Stevens, each of whom was independent as defined and required by the National Association of Securities Dealers Marketplace Rules. The Audit Committee is responsible for selecting and overseeing the engagement of our independent certified public accountants and overseeing our financial reporting process. The Audit Committee held five meetings during the year ended December 31, 2002. The Audit Committee Report is set forth below.

      Compensation Committee. The Compensation Committee consisted of Messrs. Horner, Hasler, Delikanakis, Andreas Stengos, and George Stengos. The Compensation Committee was responsible for matters of employee compensation and the granting of discretionary bonuses. The Compensation Committee held one meeting during the year ended December 31, 2002.

      Special Benefits Committee. The Special Benefits Committee consisted of Messrs. Horner, Hasler, Poulos, and Stevens. The Special Benefits Committee was responsible for establishing: (a) the compensation and bonus plan for the Chief Executive Officer, (b) the compensation and bonus plan for other executives, and (c) administration of the Annual and Long-Term Incentive Plan and the granting of options. Only outside directors served on the Special Benefits Committee. The Special Benefits Committee held one meeting during the year ended December 31, 2002.

      Special Committee. The Special Committee consisted of Messrs. Hasler, Horner, Poulos, and Stevens. The Special Committee had responsibility for considering and acting on any proposed transaction (a) between us and TOI or any affiliate of TOI, and (b) by any affiliate which may affect or involve us and in which one or more of our directors may have an actual or perceived interest in the transaction. The Special Committee was also responsible for nominations to the Board of Directors. The Special Committee (n/k/a the Independent Directors Committee) considers possible candidates from many sources, including stockholders, for nominees for directors. Only outside directors served on the Special Committee. The Special Committee held two meetings during the year ended December 31, 2002.

      If a stockholder wishes to recommend a nominee for director, the recommendation should be sent to the Secretary by December 13, 2003 in accordance with the instructions set forth later in this proxy statement under “Stockholder Proposals for 2004 Annual Meeting.” All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of TOUSA’s industry, membership on the Board of Directors of another corporation, and civic activity) and an indication of the person’s willingness to serve.

      Board Executive Committee. The members of the Board Executive Committee are Messrs. Horner, Delikanakis, Mon, and George Stengos, as well as Tommy McAden as the non-director management representative. The Board Executive Committee has authority to consider and approve transactions, acquisitions, investments, operational matters, corporate management, financing, and other actions by us or our subsidiaries for transactions not exceeding $20.0 million, and reports to the full Board of Directors. The Board Executive Committee did not hold any meetings during the year ended December 31, 2002.

      In order to clarify the responsibilities and eliminate overlapping roles of certain Board committees, the Board of Directors decided on February 3, 2003 that the Compensation Committee and the Special Benefits Committee would be merged to form the Compensation and Benefits Committee and the Special

Committee would be re-designated as the Independent Directors Committee. As of February 3, 2003, only independent directors will serve on these committees.

Family Relationships

      Constantine Stengos is the father of both Andreas Stengos and George Stengos. Yannis Delikanakis is the son-in-law of Constantine Stengos and the brother-in-law of Andreas Stengos and George Stengos. We have no other familial relationships among the executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers, and persons who own more than 10% of our outstanding common stock to file with the Securities and Exchange Commission reports of changes in their ownership of common stock. Directors, officers, and greater than 10% stockholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our directors, officers, and greater than 10% stockholders were complied with, except that one transaction for TOI was inadvertently reported late and an initial report of beneficial ownership for each of Mr. Mon, Mr. McAden, Ms. Petersen, Mr. Kotler, Mr. Engelstein, and Mr. Upton was inadvertently filed late.

Compensation Committee Interlocks and Insider Participation in 2002

      Messrs. Horner, Hasler, Poulos, and Stevens comprised the Special Benefits Committee in 2002. None of these persons served as an officer or employee of ours or any of our subsidiaries during fiscal year 2002. There were no material transactions between us and any of the members of the Special Benefits Committee during fiscal year 2002.

      Messrs. Horner, Hasler, Delikanakis, Andreas Stengos, and George Stengos comprised the Compensation Committee in 2002. Other than Messrs. Delikanakis and Andreas Stengos, who each served as non-employee officers of certain of our subsidiaries during fiscal year 2002, none of the other members of the Compensation Committee served as an officer or employee of ours or any of our subsidiaries. During 2002, we and our subsidiary TOUSA Homes, Inc. made payments of $191.6 million on behalf of Technical Olympic S.A. pursuant to the Contractor Agreements described under “Certain Relationships and Related Transactions.” Mr. Andreas Stengos serves as a director and executive officer of Technical Olympic S.A. and Mr. Delikanakis served as an executive officer of Technical Olympic S.A. during fiscal year 2002.

      As mentioned above, on February 3, 2003, these committees were merged to form the Compensation and Benefits Committee on which only independent directors may serve.

Compensation of Directors

      For the fiscal year 2002, our outside directors received an annual fee of $15,000 and $2,000 per Board meeting attended and each was reimbursed for reasonable out-of-pocket expenses incurred for attendance at meetings. For 2003, each outside director, other than the senior outside director, will receive an annual cash fee of $40,000, reimbursement of Board meeting expenses, and an annual equity award of either non-qualified stock options or restricted stock valued at $40,000. Under our policy, the designated senior outside director shall receive an annual cash retainer of $80,000, reimbursement of Board meeting expenses, and an annual equity award valued at $80,000. For 2003, Mr. Horner was designated our senior outside director. Directors who also served as officers of ours did not receive any additional compensation for their services as directors during 2002.

Consulting Agreement

Lonnie M. Fedrick

      On January 1, 2003, Mr. Fedrick became a consultant to TOUSA. Prior to January 1, 2003, Mr. Fedrick served as President and Chief Executive Officer of the Company pursuant to the terms of an employment agreement between us that expired at the end of 2002. Under the terms of the consulting agreement between Mr. Fedrick and us, which became effective on January 1, 2003, Mr. Fedrick will receive an annual fee of $400,000. Upon recommendation of the Chief Executive Officer and approval of the Board of Directors or designated committee, Mr. Fedrick may receive a bonus or other compensation in his capacity as a consultant. During the term of the agreement, in addition to his service as a member of the Board of Directors, Mr. Fedrick will: (a) provide land review, acquisition, and development services for our Houston operations, (b) identify and acquire land in the greater Houston area, (c) perform other assignments requested by the Chairman of the Board of Directors or the Chief Executive Officer from time to time, (d) transition his network of contacts and local knowledge to Company management, and (e) provide other general business advisory services. Mr. Fedrick will devote at least twenty percent (20%) on average of his working time and energy to the Company. The consulting agreement contains non-compete and non-interference provisions and expires on January 1, 2006.

Management

      Our executive officers, their ages and positions, as of the record date, are as follows:

Name	Age	Position

Antonio B. Mon	57	Executive Vice Chairman, Chief Executive Officer, President, and Director
Tommy L. McAden	40	Vice President — Finance and Administration, Chief Financial Officer, and Treasurer
Yannis Delikanakis	35	Executive Vice President and Director
Patricia M. Petersen	43	Vice President and General Counsel
Randy L. Kotler	37	Vice President and Chief Accounting Officer
Harry Engelstein	68	Executive Vice President — TOUSA Homes
J. Eric Rome	43	Executive Vice President — TOUSA Homes
Mark R. Upton	45	Executive Vice President — TOUSA Homes

      Below is a summary of the business experience of each of our executive officers who does not serve on our Board of Directors. The business experience of Messrs. Mon and Delikanakis appears under the caption “Proposal for Election of Directors” set forth above.

      Tommy L. McAden became our Vice President of Finance and Administration, Chief Financial Officer, and Treasurer on June 25, 2002. Mr. McAden served as a director, Vice President, and Chief Financial Officer of TOI from January 2000 to June 25, 2002. From 1994 to December 1999, Mr. McAden was Chief Financial Officer of Pacific Realty Group, Inc., our former 80% stockholder.

      Patricia M. Petersen became our Vice President and General Counsel on September 1, 2002. Before joining TOUSA, Ms. Petersen served as Assistant General Counsel of Corning Incorporated from January 2001 to August 2002. From September 1992 to October 2000, Ms. Petersen served as Managing Partner of the Nestor Nestor Kingston Petersen law firm in Bucharest, Romania, and for two years as Associate Counsel with the Hillis Clark Martin & Peterson law firm in Seattle, Washington.

      Randy L. Kotler became our Vice President and Chief Accounting Officer on June 25, 2002. Prior to joining TOUSA, Mr. Kotler spent 13 years in public accounting, including the last five with Ernst & Young LLP in its Real Estate Group. Mr. Kotler is a certified public accountant.

      Harry Engelstein became an Executive Vice President of TOUSA Homes, Inc. on February 3, 2003. Mr. Engelstein began his career in homebuilding in Montreal, Canada, in 1960 as a contractor. In 1979, he moved to Florida to help form Engle Homes. In 1992, Engle Homes went public and Mr. Engelstein, as Executive Vice President, managed the South Florida Division.

      J. Eric Rome became an Executive Vice President of TOUSA Homes, Inc. on February 3, 2003. Mr. Rome joined Newmark Homes in 1983 and has held various management positions, including serving as Chief Operating Officer of Newmark and as President of Newmark’s Texas and Tennessee Divisions.

      Mark R. Upton became an Executive Vice President of TOUSA Homes, Inc. on February 3, 2003. Mr. Upton served as President of Engle Homes/Arizona, Inc. since 1997 and has spent 24 years in the homebuilding business. Prior to joining Engle Homes, Mr. Upton was Executive Vice President of UDC Homes, responsible for its five Arizona divisions. Before UDC, he held various management positions with Ryan Homes.

AUDIT COMMITTEE REPORT

      For the fiscal year 2002, the Audit Committee operated under a written charter adopted by the Board of Directors. The Audit Committee members’ responsibilities and functions are not intended to duplicate or to certify the activities of management and the independent certified public accountants. The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls.

      During fiscal year 2002, at each of its meetings, the Audit Committee met with the senior members of the Company’s financial management team, the Company’s General Counsel, and our independent certified public accountants. The committee agenda is established by the Audit Committee’s Chairman and the Company’s General Counsel. The Audit Committee had private sessions with the Company’s independent certified public accountants, at which candid discussions of financial management, accounting, and internal control issues took place.

      The Audit Committee recommended to the Board of Directors the engagement of Ernst & Young LLP as our independent certified public accountants for the year ended December 31, 2002 and reviewed with the Company’s senior financial management and the independent certified public accountants overall audit scopes and plans, the results of audit examinations, evaluations by the auditors of the Company’s internal controls, and the quality of the Company’s financial reporting.

      On July 30, 2002, the Sarbanes-Oxley Act of 2002 was signed into law. On October 29, 2002 and February 3, 2003, the Audit Committee met with representatives of management, our General Counsel, and our independent certified public accountants in order to further our understanding of the new law and to review processes that are currently in place, as well as those that will be implemented, to comply with the requirements of the law.

      The Audit Committee held meetings on February 3 and 10, 2003, and took the following actions regarding our 2002 audited financial statements:

•	reviewed and discussed the 2002 audited financial statements with our management; this included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant accounting judgments and estimates, and the clarity of disclosures in the financial statement. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for management’s representations and reviewed certifications prepared by the Chief Executive Officer and Chief Financial Officer that consolidated financial statements of the

Company present fairly, in all material respects, the financial position and results of operations of the Company;

•	discussed with the independent certified public accountants, Ernst & Young LLP, matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•	received the written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with Ernst & Young LLP its independence; and

•	in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

This report furnished by the Audit Committee of the Board of Directors.

Messrs. Hasler, Poulos, and Stevens

      The report of the Audit Committee and the performance graph shall not be deemed to be “soliciting material” or to be filed with the SEC, nor shall this information be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the “Acts”), except to the extent that Technical Olympic USA, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information as of April 9, 2003 regarding beneficial ownership of our common stock by:

•	each person (or group of affiliated persons) whom we know to beneficially own more than 5% of the outstanding shares of our common stock;

•	each of our directors, nominees, and our Named Executive Officers; and

•	all of our current executive officers and directors as a group.

      The percentage of beneficial ownership is based on 27,889,036 shares of our common stock outstanding on April 9, 2003.

      This table is based on information supplied to us by our executive officers, directors, and principal stockholder.

Name and Address of	Amount and Nature of
Beneficial Owner	Beneficial Ownership		Percent Owned

Technical Olympic, Inc.
1200 Soldiers Field Drive
Sugar Land, Texas 77479(1)	25,578,787		91.72%
Lonnie M. Fedrick	45,462		*
Constantine Stengos	25,000		*
Andreas Stengos	—		*
George Stengos	—		*
Yannis Delikanakis	297,000	(2)	1.05%
Larry D. Horner	5,125		*
William A. Hasler	1,752	(2)	*
Michael J. Poulos	2,562		*
Michael S. Stevens	1,752	(2)	*
Antonio B. Mon	579,594	(2)	2.04%
Tommy L. McAden	144,900	(2)	*
Harry Engelstein	—		*
J. Eric Rome	9,000		*
Mark R. Upton	—		*
All directors and executive officers as a group (16 persons)	1,112,147	(3)	3.83%

*	Less than one percent.

Except as otherwise indicated, the address of each person named in this table is c/o Technical Olympic USA, Inc., 4000 Hollywood Boulevard, Suite 500 N, Hollywood, Florida 33021.

(1)	Technical Olympic, Inc. is a subsidiary of Technical Olympic (UK) PLC, which is a subsidiary of Technical Olympic S.A. Constantine Stengos owns more than 5% of the outstanding stock of Technical Olympic S.A.

(2)	Consists solely of shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

(3)	Includes 1,024,998 shares issuable upon exercise of stock options that have already vested or will vest within 60 days.

EXECUTIVE COMPENSATION

      The following table presents certain summary information concerning compensation earned for services rendered in all capacities by each of the two individuals who served as Chief Executive Officer as well as our other four most highly compensated executive officers (the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2002.

					Long Term
					Compensation
		Annual Compensation			Awards

				Other
				Annual	Securities	All Other
				Compen-	Under-Lying	Compensa-
Name and Principal Position	Year	Salary($)	Bonus($)	sation($)	Options(#)	tion($)

Antonio B. Mon	2002	828,333	2,394,700	61,644 (2)	1,756,364	111,636 (3)
Chief Executive Officer,	2001	—	—	*	—	—
President,and Director(1)	2000	—	—	*	—	—
Lonnie M. Fedrick	2002	564,808	696,291	*	—	—
Former Chief Executive	2001	550,000	1,450,685	*	—	—
Officer, President,	2000	525,000	1,497,702	*	—	—
and Director(4)
Tommy L. McAden	2002	395,833	550,000	*	439,091	—
Vice President —	2001	—	—	*	—	—
Finance and Administration,	2000	—	—	*	—	—
Chief Financial Officer,
and Treasurer(1)
Harry Engelstein	2002	415,000	969,064	*	—	—
Executive Vice President —	2001	385,000	902,948	*	—	—
TOUSA Homes	2000	315,000	501,500	*	—	—
J. Eric Rome	2002	408,846	800,000	*	—	—
Executive Vice President —	2001	350,000	479,640	*	—	—
TOUSA Homes	2000	300,000	467,390	*	—	—
Mark R. Upton	2002	239,850	696,927	*	—	—
Executive Vice President —	2001	234,000	791,981	*	—	—
TOUSA Homes	2000	225,000	696,927	*	—	—

*	Value of perquisites and other personal benefits does not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the Named Executive Officer.

(1)	The amounts represented for 2002 include the full year of compensation received by Messrs. Mon and McAden. Prior to June 25, 2002, compensation to Messrs. Mon and McAden was received from TOI, the controlling stockholder of TOUSA.

(2)	This amount represents an automobile allowance and a lease of a home, including tax gross-up payments.

(3)	The amount represents premiums paid for life insurance policies.

(4)	Mr. Fedrick served as the Chief Executive Officer from January 1, 2002 to June 25, 2002. Mr. Mon has been serving as our Chief Executive Officer since June 25, 2002.

Stock Option Grants and Exercises

      The following table provides certain information concerning individual grants of stock options under our Annual and Long-Term Incentive Plan made during the year ended December 31, 2002 to the Named Executive Officers:

Option Grants in Last Fiscal Year

					Potential Realizable
					Value at Assumed
	Number of	Percent of			Annual Rates of Stock
	Securities	Total Options			Price Appreciation for
	Underlying	Granted To	Exercise or		Option Term
	Options	Employees In	Base Price	Expiration
Name	Granted(#)	Fiscal Year	($/Sh)	Date	5%($)	10%($)

Antonio B. Mon	702,541		17.17	12/31/2012	4,882,660	14,921,971
	351,274		18.89	12/31/2012	1,837,163	6,856,868
	351,274		20.78	12/31/2012	1,173,255	6,192,961
	351,275		22.86	12/31/2012	442,607	5,462,326

	1,756,364	80%
Lonnie M. Fedrick	—	—	—	—	—	—
Tommy L. McAden	175,637		17.17	12/31/2012	1,220,677	3,730,530
	87,818		18.89	12/31/2012	459,288	1,714,207
	87,818		20.78	12/31/2012	292,434	1,546,475
	87,818		22.86	12/31/2012	110,651	1,365,570

	439,091	20%
Harry Engelstein	—	—	—	—	—	—
J. Eric Rome	—	—	—	—	—	—
Mark R. Upton	—	—	—	—	—	—

      The following table provides information regarding the options exercised by the Named Executive Officers during fiscal 2002 and the value of options outstanding for such individuals at December 31, 2002:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-The-Money Options
	Shares		Fiscal Year-End(#)		at Fiscal Year-End($)(1)
	Acquired on	Value
Name	Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Antonio B. Mon	—	—	228,320	1,528,044	—	—–
Lonnie M. Fedrick	—	—	—	—	—	—
Tommy L. McAden	—	—	57,082	382,009	—	—
Harry Engelstein	—	—	—	—	—	—
J. Eric Rome	—	—	—	—	—	—
Mark R. Upton	—	—	—	—	—	—

(1)	Based on the closing price of TOUSA’s common stock on December 31, 2002 of $14.81.

Employment Agreements

        Antonio B. Mon

      Upon the consummation of the merger on June 25, 2002, Antonio B. Mon became our Chief Executive Officer, President, and Executive Vice-Chairman, as well as one of our directors. Pursuant to the terms of the employment agreement between Mr. Mon and us, which became effective on the date of the merger and expires on December 31, 2006, Mr. Mon will receive a minimum base salary of $800,000 for the first year with an increase of 10% per year thereafter until the agreement expires or is terminated. Mr. Mon will be eligible to receive an annual bonus and equity awards under our Annual and Long-Term Incentive Plan, and Mr. Mon was granted 1,756,364 options to purchase shares of our common stock. In the event of termination by us without cause and not as a result of his disability or death, or in the event Mr. Mon terminates for good reason or due to a change in control, we will pay Mr. Mon the greater of (a) three times the sum of his base salary, his highest annual cash bonus, and the value of his fringe benefits, or (b) the aggregate amount of his base salary, his annual cash bonuses, and the value of the fringe benefits that would be payable for the remainder of the agreement term. He will also receive continued health plan coverage until age 65 or until he becomes covered under another plan. In addition, if payments are deemed to constitute “excess parachute payments,” and Mr. Mon becomes liable for any tax penalties imposed thereon, we will make a cash payment to him in an amount equal to the tax penalties. The agreement contains non-compete provisions in the event of termination of employment.

        Tommy L. McAden

      Upon the consummation of the merger on June 25, 2002, Tommy L. McAden became our Vice President of Finance and Administration, Chief Financial Officer, and Treasurer. Pursuant to the terms of the employment agreement between Mr. McAden and us, which became effective on the date of the merger and expires on June 25, 2005, Mr. McAden will receive a minimum base salary of $380,000, with annual salary increases. Mr. McAden will receive an annual bonus and equity awards under our Annual and Long-Term Incentive Plan with respect to each of the years 2002, 2003, and 2004, and Mr. McAden was granted 439,091 options to purchase shares of our common stock. In the event of termination by us without cause, or by Mr. McAden for good reason, we will pay Mr. McAden a termination payment in the amount of the sum of his base salary and annual bonus, the value of any benefits and perquisites that would have been provided during the remainder of the agreement term, and accrued obligations. In the event of a change in control and Mr. McAden’s termination of the agreement on this basis, he will receive the greater of (a) the termination payment due above, or (b) two times the sum of his salary and annual bonus, plus the value of any benefits and perquisites that would have been provided during the remainder of the agreement term and accrued compensation. In addition, if payments are deemed to constitute “excess parachute payments,” and Mr. McAden becomes liable for any tax penalties imposed thereon, we will make a cash payment to him in an amount equal to the tax penalties. The agreement contains non-compete provisions in the event of termination of employment.

        Yannis Delikanakis

      On January 1, 2003, Yannis Delikanakis became our Executive Vice President, pursuant to the terms of an employment agreement between Mr. Delikanakis and us, which became effective on January 1, 2003 and expires on January 1, 2008. Mr. Delikanakis will receive a minimum base salary of $75,000 per year, and was granted 900,000 options to purchase shares of our common stock. Mr. Delikanakis will not receive any bonus or other compensation unless approved by the Board of Directors. In the event of any termination, Mr. Delikanakis will receive only unreimbursed business expenses incurred by Mr. Delikanakis. In addition, if payments are deemed to constitute “excess parachute payments,” and Mr. Delikanakis becomes liable for any tax penalties imposed thereon, we will make a cash payment to him in an amount equal to the tax penalties. The employment agreement contains non-compete provisions in the event of termination of employment.

       Harry Engelstein

      Effective November 12, 2000, Engle Homes, Inc. and Mr. Engelstein entered into an employment agreement with a term ending on December 31, 2003. Pursuant to that agreement, Mr. Engelstein would serve as Executive Vice President and Chief Construction Officer of Engle Homes, Inc. The continuing relationship between TOUSA and Mr. Engelstein in his role as an Executive Vice President of our homebuilding operations are on terms substantially similar to those set forth in the employment agreement. In 2002, Mr. Engelstein received a base salary of $415,000 and received an annual bonus based on a specific formula set forth in the agreement. If Mr. Engelstein’s employment is terminated for cause, disability, or death, Mr. Engelstein will be entitled to receive salary, together with any accrued, vested, or earned obligations, through the termination date. If Mr. Engelstein’s employment is terminated by the Company for any other reason, or by Mr. Engelstein for good reason, Mr. Engelstein will be entitled to receive salary, bonus, all accrued obligations, deferred compensation, and insurance and related benefits as would have been payable for the remainder of the employment term. In the event of a change in control and a resulting termination of the agreement by Mr. Engelstein for good reason or by the Company for any reason other than for cause, death, or disability, he will receive a lump sum cash payment of two times the aggregate of his salary and recent bonus, plus certain other accrued and deferred compensation.

       J. Eric Rome

      Effective January 1, 1998, Newmark Homes Corporation and Mr. Rome entered into an employment agreement with a term ending on December 31, 2002. Pursuant to that agreement, Mr. Rome would serve as President of the Newmark Homes Texas homebuilding operations. On April 1, 2003, the Company and Mr. Rome amended and extended the agreement to reflect his responsibilities as an Executive Vice President of our homebuilding operations and an increase in his base salary to $420,000. In 2002, Mr. Rome received a base salary of $408,846 and received an annual bonus in accordance with the terms of the agreement. If Mr. Rome’s employment is terminated for cause, Mr. Rome will be entitled to receive accrued salary and any accrued obligations. If Mr. Rome’s employment is terminated due to disability or death, Mr. Rome will be entitled to receive accrued salary and a pro-rated bonus. If Mr. Rome’s employment is terminated for any other reason, or if Mr. Rome terminates for good reason, Mr. Rome will be entitled to receive salary, bonus, all accrued obligations, deferred compensation, and insurance and related benefits as would have been payable for the remainder of the employment term. The employment agreement contains non-compete provisions in the event of Mr. Rome’s termination of employment.

       Mark R. Upton

      Effective November 12, 2000, Engle Homes, Inc. and Mr. Upton entered into an employment agreement with a term ending on December 31, 2003. Pursuant to that agreement, Mr. Upton would serve as President of the Engle Homes Arizona homebuilding operations. On April 1, 2003, the agreement was amended to reflect his new responsibilities as an Executive Vice President of our homebuilding operations and an increase in his base salary to $420,000. In 2002, Mr. Upton received a base salary of $239,850 and received quarterly bonuses based on a specific formula set forth in his agreement. If Mr. Upton’s employment is terminated for cause, incapacity, or death, Mr. Upton will be entitled to receive accrued salary and any accrued obligations. If Mr. Upton’s employment is terminated for any other reason, or if Mr. Upton terminates for good reason, Mr. Upton will be entitled to receive salary, accrued obligations, a portion of the quarterly bonus, and deferred compensation as would have been payable for the remainder of the employment term. In the event of a change in control and a resulting termination of the agreement by Mr. Upton for good reason or by the Company for any reason other than for cause, incapacity, or death, he will receive a lump sum cash payment of two times the aggregate of his salary and recent bonus, plus certain other accrued and deferred compensation. The employment agreement contains non-compete provisions in the event of Mr. Upton’s termination of employment.

Equity Compensation Plan Information

      The following table gives information about our common stock that may be issued upon the exercise of options, warrants, and rights under all existing equity compensation plans as of December 31, 2002.

	Number of		Number of securities
	securities		available for
	to be issued upon	Weighted-average	future issuance
	exercise of	exercise price	under equity
	outstanding	of outstanding	compensation plans
	options, warrants,	options, warrants,	(excluding securities
	and rights	and rights	reflected in column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,195,455	$19.37	1,804,545
Equity compensation plans not approved by security holders	*	*	*
Total	2,195,455	$19.37	1,804,545

COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      During the fiscal year ended December 31, 2002, our Special Benefits Committee was responsible for both the establishment and administration of the policies that govern annual compensation programs and for the compensation and bonus arrangement for the Chief Executive Officer and other top executive officers, as well as administration of our stock incentive program, while our Compensation Committee was responsible for the establishment of compensation of all other officers and employees. During 2002, the Special Benefits Committee was comprised of Messrs. Hasler, Poulos, and Stevens, and the Compensation Committee was comprised of Messrs. Horner, Hasler, Delikanakis, Andreas Stengos, and George Stengos. Commencing on February 3, 2003, our Board decided to merge the Special Benefits Committee and the Compensation Committee to form the Compensation and Benefits Committee, which is comprised solely of independent directors.

      This report, regarding our compensation policies and the implementation of these policies during 2002, is furnished by the Special Benefits Committee.

Determination of Executive Officer Compensation

      Our compensation policies are intended to:

•	reward executives for long-term strategic management that results in the enhancement of stockholder values;

•	support a performance oriented environment which rewards achievement of both our internal goals and enhanced company performance as measured against performance levels of comparable companies in the industry; and

•	attract and retain executives whose abilities are critical to our long-term success and competitiveness.

Components of Executive Officer Compensation

      For 2002, the executive compensation program consisted of three key components:

•	base salary;

•	incentive compensation (bonus); and

•	stock options.

      Base salaries paid to Named Executive Officers were paid pursuant to agreements described in “Employment Agreements” above. Each Named Executive Officer’s base salary was determined by the individual officer’s level of responsibility and comparisons to similar positions within TOUSA as well as with other companies in the industry.

      In 2002, the Special Benefits Committee evaluated and approved an annual bonus program for our senior officers. The program was designed to reward personal contribution and performance, measured as achievement of specified profit goals, regional contribution targets, and overall performance. Each bonus was also to be a percentage of the officer’s base salary based on job position and experience with TOUSA. In the budgeting process, a profit goal or regional contribution target was set for each division and region. The amount of bonus earned by the officer will be determined with each factor and actual performance of such factor evaluated.

      Minimum threshold performance criteria must be reached before any bonus awards will be granted. In addition, the individual performance of executive officers may be taken into consideration in making any awards.

Determination of Chief Executive Officer Compensation

       Antonio B. Mon

      In connection with our principal stockholders’ decision to merge the operations and businesses of Newmark and Engle, we determined that it was necessary to bring on a new Chief Executive Officer who had significant experience in our industry. Upon review of industry compensation standards, we entered into an employment agreement with Mr. Mon, which provided for a base salary and an annual bonus that was strictly tied to the performance of the Company. We determined that the best way to align the interests of our Chief Executive Officer with the long-term interests of our stockholders was to align his annual bonus with the Company’s results of operations, thereby providing meaningful downside risk and upside opportunity for variations in our financial performance. In addition to his base salary and annual bonus, the Special Benefits Committee determined that the compensation of our Chief Executive Officer should have an equity component to further align the Chief Executive Officer’s interests with those of our stockholders by providing a direct link between executive compensation and long-term performance of TOUSA. Stock options were to be granted to our Chief Executive Officer at various premiums to then fair market price. In accordance with these policies, the Special Benefits Committee approved the employment agreement of Mr. Mon described under “Employment Agreements” above. During fiscal year 2002, Mr. Mon received stock options to purchase 1,756,364 shares of our common stock as shown on the Stock Option Grants Table pursuant to our incentive plan. The Special Benefits Committee also provided Mr. Mon with a bonus based upon the formula set forth in the employment agreement.

       Lonnie M. Fedrick

      As Chief Executive Officer from January 2002 to June 25, 2002, Mr. Fedrick was compensated during fiscal year 2002 pursuant to an employment agreement which expired on December 31, 2002. Mr. Fedrick was paid a base salary and an annual bonus in 2002. Mr. Fedrick’s compensation was substantially related to the Company’s performance because he received an annual bonus, determined pursuant to a specific formula, which was based on the achievement of defined net income levels by Newmark Home Corporation and its subsidiaries. Mr. Fedrick was entitled to receive a cash bonus based on his base salary multiplied by a percentage of an achieved target amount set by the Special Benefits Committee.

Annual and Long-Term Incentive Plan

      The Plan provides that any employee, consultant, or director of the Company, its subsidiaries, its parent corporation, and affiliated entities is eligible to receive stock options, restricted stock, performance awards, phantom shares, bonus shares, or other stock-based awards, either separately or in combination. The number of shares of common stock with respect to which awards may be granted under the Plan is 4,000,000, subject to adjustment. The Plan is intended to promote the interests of the Company by encouraging employees, consultants, and directors of the Company, its parent corporation, its subsidiaries, and affiliated entities to acquire or increase their equity interest in the Company and to provide a means whereby they may develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the Company’s business, thereby advancing the interests of the Company and its stockholders. As of December 31, 2002, there were 2,195,455 awards granted under the Plan.

Compliance with Section 162(m)

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for annual compensation over $1.0 million paid to their Chief Executive Officer and certain other highly compensated executive officers. Generally, the Code excludes from the calculation of the $1.0 million cap compensation that is based on the attainment of pre-established, objective performance goals. Where practicable, it is the Special Benefits Committee’s policy to establish compensation practices that are both cost-efficient from a tax standpoint and effective as a compensation program. The Special Benefits Committee considers it important to be able to utilize the full range of incentive compensation tools, even though some compensation may not be fully deductible.

This report furnished by the Special Benefits Committee of the Board of Directors.

Messrs. Hasler, Poulos, and Stevens

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Tax Allocation Agreements

      Pursuant to a Tax Allocation Agreement between us and TOI, effective for taxable periods commencing on or after December 15, 1999, and a Tax Allocation Agreement between TOI and Engle Holdings Corp., effective for tax periods commencing on or after November 22, 2000, our and Engle’s earnings may be included in the consolidated federal income tax returns filed by TOI. The amount of our and Engle’s liability to (or entitlement to payment from) TOI equals the amount of taxes that each would respectively owe (or refund that each would receive) had we or Engle, as the case may be, prepared its federal tax returns on a stand-alone basis. Pursuant to the Tax Allocation Agreements, TOI has agreed to indemnify us and Engle for payments which TOI has already received from us or Engle, respectively, or with respect to any tax liabilities of TOI or its affiliated entities other than us or Engle, as the case may be. With respect to the Tax Allocation Agreements, we made payments totaling $37.7 million for the year ended December 31, 2002. The Tax Allocation Agreement between TOI and Engle was terminated after the merger.

Management Services Agreement

      Pursuant to a Management Services Agreement between us and Techolym L.P., dated June 1, 2000, Techolym provided us with certain advisory, administrative, and other services. Techolym L.P. was merged into TOI on December 31, 2002. Under this agreement, TOI provides consultation with, and assistance to, our Board of Directors and management in connection with issues involving our business. In addition, as of January 1, 2001, TOI provided plan administration of a self-funded group medical and dental plan for us and our subsidiaries. We made payments totaling $1.4 million for the year ended December 31, 2002, related to this agreement. In future years, TOI is entitled to receive the greater of (i) 107.5% of the actual consideration paid to TOI in the prior year and (ii) an amount equal to TOI’s budgeted operating costs for those services that will actually be provided to us, subject to a maximum of 125% of the consideration paid in the prior year. We may terminate the Management Services Agreement upon 60 days’ prior written notice.

Purchasing Agreements

      In order to consolidate the purchasing function, we and our subsidiary TOUSA Homes, Inc. entered into non-exclusive purchasing agreements with Technical Olympic S.A., an affiliate of TOI, in November

2000. Under the purchasing agreements, Technical Olympic S.A. would purchase certain materials and supplies necessary for operations on our respective behalves pursuant to third-party contracts assigned to Technical Olympic S.A. by us. These materials and supplies bought by Technical Olympic S.A. under the purchasing agreements are provided to us and TOUSA Homes, Inc. at cost. These agreements may be terminated upon 60 days’ prior notice. Technical Olympic S.A. purchased an aggregate of $191.6 million of materials and supplies on behalf of us and TOUSA Homes, Inc. for the year ended December 31, 2002. Constantine Stengos, our Chairman of the Board of Directors, is President and Managing Director of Technical Olympic S.A. Yannis Delikanakis, one of our directors, is General Manager — Real Estate of Technical Olympic S.A.

      During the year ended December 31, 2002, one of our subsidiaries purchased approximately $932,000 of lots from Willow Park Green, Ltd. Michael Stevens, one of our directors, has an indirect limited partnership interest in such entity.

Certain Land Bank Transactions

      During 2001, Engle sold certain undeveloped real estate tracts to, and entered into a number of agreements, including option contracts and construction contracts, with an investment limited liability company owned by several of Engle’s then current and former executive officers, including related trusts of management. As a result of the merger, we became the successor to Engle in these transactions. By their terms, we can cancel these agreements to purchase the land by forfeiture of the deposit. As of December 31, 2002, the remaining value of lots that we can acquire under the various agreements was approximately $7.0 million. We believe that the terms of the agreements are comparable to those available from unaffiliated parties.

Merger Agreement

      On June 25, 2002 we completed the merger with Engle. At the time of the merger, each issued and outstanding share of Engle common stock was exchanged for 1,724.08294 shares of Newmark common stock and we changed our name to “Technical Olympic USA, Inc.” At the date of the merger, there were 9,500 shares of Engle common stock issued and outstanding, all of which were held by TOI. As a result of the merger, 16,378,787 additional shares were issued to TOI. As a result of the exchange of equity interests in the merger, TOI currently owns 91.72% of our outstanding capital stock.

PERFORMANCE GRAPH

      The graph below compares the cumulative total return on our common stock with the cumulative total return of the Standard and Poor’s 500 Index and the Standard and Poor’s Homebuilding Index for the last five fiscal years (assuming the investment of $100 in each vehicle on March 12, 1998 and the reinvestment of all dividends).

Comparison of Five-Year Cumulative Total Return of Technical Olympic USA, Inc.,

the S&P 500 Index, and the S&P Homebuilding Index

	March 12, 1998	Dec. 31, 1998	Dec. 31, 1999	Dec. 31, 2000	Dec. 31, 2001	Dec. 31, 2002

Technical Olympic USA, Inc.	$100	$66.67	$57.14	$97.62	$143.59	$147.27
S&P 500 Index	$100	$116.33	$140.81	$127.99	$112.78	$87.85
S&P 600 Homebuilding	$100	$96.08	$96.08	$90.57	$130.18	$135.67

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Relationship with Independent Certified Public Accountants

      The Audit Committee has selected Ernst & Young LLP, independent certified public accountants, to audit our consolidated financial statements for fiscal year 2003. Ernst & Young LLP has served as our independent certified public accountants since October 1, 2001. A member of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions you may ask.

      On October 1, 2001, upon recommendation and approval by our Audit Committee, we dismissed BDO Seidman, LLP as our independent certified public accountant and engaged Ernst & Young LLP as our independent certified public accountant. We did not consult with any other independent certified public accountants prior to the Ernst & Young LLP engagement. Prior to our engagement of Ernst & Young LLP, we had not consulted Ernst & Young LLP on any accounting issues.

      The reports of BDO Seidman, LLP on the financial statements for the years ended December 31, 1999 and December 31, 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principle.

      In connection with its audits for the years ended December 31, 1999 and December 31, 2000 and the interim period through October 1, 2001, there had been no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of BDO Seidman, LLP would have caused them to make reference thereto in their report on the financial statements for such years.

      During the years ended December 31, 1999 and December 31, 2000 and for the interim period through October 1, 2001, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K.

      We provided BDO Seidman, LLP with a copy of the foregoing disclosures. We filed with our Form 8-K, on October 5, 2001, as Exhibit 99.1, a copy of BDO Seidman, LLP’s letter, dated October 3, 2001, stating its agreement with such statements.

Independent Certified Public Accountants’ Fees

      The aggregate fees billed to TOUSA for the year ended December 31, 2002, by our principal accounting firm Ernst & Young LLP, are as follows:

      Audit Fees: The aggregate fees for professional services rendered by Ernst & Young LLP in connection with the audit of our annual financial statements (Form 10-K) and reviews of our quarterly financial statements (Forms 10-Q) for the year ended December 31, 2002, were approximately $292,000.

      Financial Information Systems Design and Implementation Fees: There were no fees billed by Ernst & Young LLP for services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2002.

      All Other Fees:

Audit Related — Fees billed for statutory audits of subsidiaries, assisting us with the preparation and review of our various financing documents during the fiscal year 2002, and evaluating the effects of various accounting issues and changes in professional standards were approximately $690,000.

Other Fees — The aggregate fees billed by Ernst & Young LLP for professional services, other than services covered in the preceding paragraphs, rendered for the fiscal year ended December 31, 2002, were approximately $961,000. These fees were for tax consulting and compliance services.

      Ernst & Young LLP advised the Audit Committee that it did not believe its audit was impaired by providing such services. As a result, Ernst & Young LLP confirmed that, as of December 31, 2002, it was an independent accountant with respect to TOUSA within the meaning of the Securities Act of 1933 and the requirements of the Independence Standards Board.

GENERAL INFORMATION

      Other Matters. The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this proxy statement. If any other matters properly come before the Annual Meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

      Multiple Stockholders Sharing the Same Address. Recent changes in the regulations regarding the delivery of copies of proxy materials and annual reports to stockholders permit us, banks, brokerage firms, and other nominees to send one annual report and proxy statement to multiple stockholders who share the same address under certain circumstances. This practice is known as “householding.” Stockholders who hold their shares through a bank, broker, or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a stockholder wishes to revoke a “householding” consent previously provided to a bank, broker, or other nominee, the stockholder must contact the bank, broker, or other nominee, as applicable, to revoke such consent. In the event that a stockholder wishes to receive a separate proxy statement for the 2003 Annual Meeting or a 2002 Annual Report, the stockholder may receive printed copies by contacting Technical Olympic USA, Inc., Attention: Secretary, at 4000 Hollywood Boulevard, Suite 500 N, Hollywood, Florida 33021 or by calling (954) 364-4000.

      Any stockholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact us by mail or telephone as instructed above. Any stockholders sharing an address whose shares of common stock are held by a bank, broker, or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker, or other nominee to request that only one set of these materials be delivered in the future.

      Stockholder Proposals for 2004 Annual Meeting. Stockholder proposals for inclusion in the proxy materials related to the 2004 Annual Meeting of Stockholders must be received by TOUSA at its principal executive offices, 4000 Hollywood Boulevard, Suite 500 N, Hollywood, Florida 33021 by December 13, 2003. Such proposals should be sent by certified mail, return receipt requested.

      TOUSA must receive notice of any stockholder proposal to be submitted at the 2004 Annual Meeting of Stockholders (but not required to be included in our proxy statement) by February 26, 2004, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

      Expenses of Solicitation. Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers, and regular employees. The entire cost of solicitation will be borne by TOUSA.

Form 10-K

      Stockholders entitled to vote at the meeting may obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, including the financial statements required to be filed with the SEC, without charge, upon written or oral request to Technical Olympic USA, Inc., Attention: Secretary, 4000 Hollywood Blvd., Suite 500 N, Hollywood, Florida 33021 or (954) 364-4000.

By Order of the Board of Directors,

CONSTANTINE STENGOS
Chairman

Hollywood, Florida

April 11, 2003

REVOCABLE PROXY
TECHNICAL OLYMPIC USA, INC.
ANNUAL MEETING OF STOCKHOLDERS

MAY 8, 2003

12:00 P.M. EASTERN TIME

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Constantine Stengos and Yannis Delikanakis, each with full power of substitution, to act as proxies for the undersigned and to vote all shares of Common Stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on May 8, 2003, at 12:00 p.m. Eastern Time, at the Marriott Harbor Beach Resort, 3030 Holiday Drive, Fort Lauderdale, Florida 33316 and at any and all adjournments thereof, as set forth on the reverse side.

     This proxy is revocable and will be voted as directed, but if no instructions are specified on an executed proxy that is returned, then this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

    ☒ Please mark votes as in this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES.

1.	The election as directors of all nominees listed (except as marked to the contrary below).

☐	FOR Nominees:
(01) Constantine Stengos, (02) Antonio B. Mon, (03) Yannis Delikanakis, (04) Lonnie B. Fedrick, (05) William A. Hasler, (06) Larry D. Horner, (07) Michael J. Poulos, (08) Andreas Stengos and (09) George Stengos	☐	WITHHELD

☐	To withhold your vote for any individual nominee, write that nominee’s number on the line provided above:

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and the accompanying Proxy Statement relating to the Annual Meeting.

PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Mark box at right if you plan to attend the Annual Meeting.	☐	Date	2003

Mark box at right if an address change or comment has been
noted on the reverse side of this card.	☐	Signature of Stockholder

		Signature of Stockholder

		Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.